Exhibit 99.2

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands)

Earnings from continuing operations before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA:

	For the Year Ended December 31,		For the Three-Month Periods Ended June 30,
	2011 (1)	2012 (1)	2012	2013

Net (loss) income from continuing operations attributable to Amedisys, Inc.	$(374,955)	$(82,305)	$7,903	$2,331
Add:
Provision for income taxes	(103,076)	(21,397)	5,666	1,566
Interest expense, net	8,591	12,104	1,974	719
Depreciation and amortization	38,558	39,926	9,678	11,674

EBITDA (2)	$(430,882)	$(51,672)	$25,221	$16,290

Add:
Certain items (3)	581,609	151,013	—	3,498
Debt fees (3)	—	(4,681)	—	—
Intangible write-off (3)	(737)	—	—	(2,286)
Legal fees (investigations)	7,125	8,494	1,406	1,584

Adjusted EBITDA (4)	$157,115	$103,154	$26,627	$19,086

Adjusted Net Service Revenue:

	For the Year Ended December 31,		For the Three-Month Periods Ended June 30,
	2011 (1)	2012 (1)	2012	2013
Net service revenue	$1,468,305	$1,487,905	$363,068	$313,148
Add:
Certain items (3)	(4,733)	—	—	—

Adjusted net service revenue (5)	$1,463,572	$1,487,905	$363,068	$313,148

Adjusted Net Income From Continuing Operations Attributable to Amedisys, Inc. per Diluted Share:

	For the Year Ended December 31,		For the Three-Month Periods Ended June 30,
	2011 (1)	2012 (1)	2012	2013
Net (loss) income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share	$(13.07)	$(2.75)	$0.26	$0.07
Add:
Certain items (3)	15.21	3.67	—	0.07
Legal fees (investigations)	0.15	0.16	0.03	0.03

Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share (6)	$2.29	$1.08	$0.29	$0.17

(1)	Results as reported in our Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 12, 2013 and have not been restated to reflect continuing operations as of June 30, 2013.
(2)	EBITDA is defined as net (loss) income from continuing operations attributable to Amedisys, Inc. before provision for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(3)	The following details the certain items for the years ended December 31, 2011 and 2012 and the three-month periods ended June 30, 2012 and 2013 (amounts in thousands, except per share data):

	For the Years Ended December 31,				For the Three-Month Periods Ended June 30,
	2011		2012		2012		2013
	(Income) Expense	Diluted EPS	(Income) Expense	Diluted EPS	(Income) Expense	Diluted EPS	(Income) Expense	Diluted EPS
CMS Bonus	$(4,733)	$(0.10)	$—	$—	$—	$—	$—	$—
Goodwill and other intangibles impairment charge	579,955	15.25	162,103	4.17	—	—	—	—
Non-controlling interests portion of impairment charges	—	—	(14,874)	(0.50)	—	—	—	—
Valuation allowance adjustment	—	(0.07)	—	—	—	—	—	—
Severance	3,268	0.07	2,244	0.04	—	—	—	—
Lease terminations	—	—	463	0.01	—	—	—	—
Debt costs	—	—	4,681	0.09	—	—	—	—
Exit activities related to continuing operations	3,370	0.07	—	—	—	—	3,855	0.08
Lawsuit settlement	—	—	(3,604)	(0.06)	—	—	—	—
Gain on sale of care centers	—	—	—	—	—	—	(357)	(0.01)
State tax credits	—	—	—	(0.08)	—	—	—	—
Certain costs	(251)	(0.01)	—	—	—	—	—	—

Total	$581,609	$15.21	$151,013	$3.67	$—	$—	$3,498	$0.07

(4)	Adjusted EBITDA is defined as net (loss) income attributable to Amedisys, Inc. from continuing operations before provision for income taxes, net interest expense, depreciation and amortization plus certain items as described in footnote 3 and legal fees associated with investigations. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.
(5)	Adjusted net service revenue is defined as net service revenue plus certain items as described in footnote 3. Adjusted net service revenue should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted net service revenue may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.
(6)	Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share is defined as diluted (loss) earnings from continuing operations per share plus the earnings per share effect of certain items as described in footnote 3 and legal fees associated with investigations. Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators or operating performance. This calculation of adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.